EXHIBIT 99.1


                         FORM 3 JOINT FILER INFORMATION


NAME:  ARISTOCRAT LEISURE LIMITED

RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% BENEFICIAL OWNER

ADDRESS: 71 LONGUEVILLE ROAD LANE COVE, NSW 2066 AUSTRALIA

DESIGNATED FILER: ARISTOCRAT INTERNATIONAL PTY. LIMITED

ISSUER AND TICKER SYMBOL: POKERTEK INC [PTEK]

DATE OF EVENT REQUIRING STATEMENT: 09/19/2006



SIGNATURE:         /s/ BRUCE J. YAHL
            -----------------------------------------------------
                   BRUCE J. YAHL
                   SECRETARY OF ARISTOCRAT LEISURE LIMITED